Exhibit 10.23

GENERAL DYNAMICS CORPORATION
EXECUTIVE ANNUAL INCENTIVE PLAN

General Dynamics Corporation (the “Company”) has adopted the Executive Annual Incentive Plan (the “Plan”) as a means of attracting, retaining, and motivating officers and key employees and to provide them with incentives to enhance the growth and profitability of the Company.
ARTICLE I: DEFINITIONS
Section 1.1“Adjusted Net Earnings” shall mean consolidated net operating profit excluding goodwill impairment and non-economic accounting changes.
Section 1.2“Board” shall mean the Board of Directors of the Company.
Section 1.3“Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.
Section 1.4“Committee” shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee or subcommittee designated by the Board to administer the Plan.
Section 1.5“Participant” shall mean with respect to any Performance Period (i) the Chief Executive Officer, and (ii) those Executive Vice Presidents and Senior Vice Presidents of the Company for that Performance Period.
Section 1.6    “Performance Period” shall mean the Company’s fiscal year.
ARTICLE II: ELIGIBILITY
Eligibility for participation in the Plan shall be limited to the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents of the Company (hereinafter “Senior Executives”).
ARTICLE III: PERFORMANCE OBJECTIVE
The Plan’s performance objective shall be positive Adjusted Net Earnings.
ARTICLE IV: AWARDS
Section 4.1    Maximum Awards. The maximum awards payable to an individual who is the Chief Executive Officer during any part of the fiscal year shall be 0.4 percent of Adjusted Net Earnings. The maximum award payable to other Senior Executives designated to participate in the Plan for a fiscal year shall be 0.2 percent of Adjusted Net Earnings. A Participant’s final award will be determined by the Committee in its discretion based on its assessment of individual and corporate performance and can be reduced below, but in all events shall be no greater than, the maximum award set forth in this Section 4.1.

Section 4.2    Payment. Awards shall be paid in cash in the first 2 ½ months of the year following the Performance Period, and only after the certification provided for in Section 4.3.
Section 4.3    Certification. Prior to the payment of a bonus award to any Participant, the Committee shall certify in writing the level of performance attained for the Performance Period and that any other material terms of the award have been satisfied. The Committee shall have no discretion to increase the amount of a Participant’s maximum bonus award that would otherwise be payable to the Participant hereunder.
ARTICLE V: TERMINATIONS
In the event a Senior Executive terminates employment or is demoted or transferred to a position that is not eligible for participation in the Plan before payment of a bonus, that former Participant shall no longer be treated as a Participant and shall not be entitled to an award for the year of termination, demotion, or transfer. The Committee shall have the sole discretion to allow an award and to determine the terms of an award in the event of termination by death, disability, retirement, a change in control of the Company, or a divestiture or discontinued operation of a subsidiary with which the individual was associated. Any such award shall be allowed only if the Performance Objective set forth in Article III is met and only up to the maximum amounts set forth in Section 4.1.
ARTICLE VI: ADMINISTRATION

Section 6.1	Administration.
(a)The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; it is expected that, in the event the Committee is not comprised solely of “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee comprised solely of at least two individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) shall certify that the performance goals have been attained.
(b)It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee’s decisions or actions in respect thereof shall be conclusive and binding upon any and all Participants and their beneficiaries, successors and assigns, and all other persons.
ARTICLE VII: OTHER PROVISIONS
Section 7.1    Term. Subject to stockholder approval as set forth in Section 7.3, this Plan shall be effective for bonus awards granted for fiscal year 2016, and shall remain in effect until terminated by the Board.
Section 7.2    Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified,

suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that any such amendment or modification shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary) under Section 162(m) of the Code.
Section 7.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in May 2016. In the event that the Plan is not so approved, no bonus award shall be payable under the Plan, and the Plan shall terminate and shall be null and void in its entirety.
Section 7.4    Bonus Awards and Other Plans. Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any Senior Executive under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to the Senior Executives.
Section 7.5    Miscellaneous.
(a)The Company shall deduct all federal, state and local taxes required by law to be withheld from any bonus award paid to a Participant hereunder.
(b)This Plan, and any bonus awards paid under the Plan, are intended to qualify for the exception from Code Section 162(m) for performance-based compensation, and for the exemption from Code Section 409A for short-term deferrals, and will be interpreted and administered consistent with that intent.
(c)Payment of bonuses under the Plan is purely at the discretion of the Company.
(d)In no event shall the Company be obligated to pay to any Participant a bonus award for a Performance Period by reason of the Company’s payment of a bonus award to such Participant in any other Performance Period.
(e)Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company, or shall affect the right of the Company to terminate the employment or other service of any person at any time with or without cause.
(f)The rights of Participants under the Plan shall be unfunded and unsecured and Participants shall have no rights in any specific assets of the Company.
(g)No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(h)Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.
(i)The terms of this Plan will be binding upon and inure to the benefit of the Company and its successors and assigns.
(j)The validity, construction, interpretation and administration of the Plan and any bonus awards under the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest herein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the Commonwealth of Virginia (determined without regard to its conflict of laws provisions).

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